SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     ____________________________________


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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 Date of Report (Date of earliest event reported)  (September 16, 1996)  September 20, 1996
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                          CAI WIRELESS SYSTEMS, INC.


            (Exact name of registrant as specified in its charter)



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     Connecticut                        0-22888                        06-1324691
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   (State or other                 (Commission File                   (IRS Employer
   jurisdiction of                      Number)                    Identification No.)
   incorporation)
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                  18 CORPORATE WOODS BLVD., ALBANY, NY       12211
              (Address of principal executive offices)        (Zip Code)


     Registrant's telephone number, including area code    (518) 462-2632





         (Former name or former address, if changed since last report)









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Item 5 - OTHER EVENTS

       A.  CAI  Wireless  Systems,  Inc.  ("CAI" or the "Company") announced on
September 16, 1996 that it will conduct a market trial of its high-speed wireless Internet access service in Rochester, NY, beginning by the end of September. CAI plans commercial rollout of the service as early as the first quarter of 1997, subject to final regulatory approval.

         Using General Instrument Corporation's SURFboard cable modems and associated network equipment, CAI expects its wireless Internet-access network to transmit data at raw speeds of 27 megabits per second (Mbps). Developed by General Instrument for wireless cable networks like those operated by CAI, the modems are significantly faster than the T1 connections commonly used by large businesses and traditional computer modems, whose top speeds are 28.8 kilobits per second (Kbps).

         CAI has ordered the GI modems and related network equipment for this market trial. The CAI system will be capable of serving thousands of customers from its transmitter location in Rochester.

         CAI's Internet-access service will be provided using the existing MMDS system here, which transmits video and data signals on the 2.5 to 2.7 gigahertz
(Ghz) portion of the electromagnetic radio spectrum. The system was originally designed by CAI to deliver television programming. The market trial participants will include residential and business users and is expected to last approximately three months.

         A traditional telephony modem is required to send outbound signals from the customer's personal computer to CAI's server. Overall speed is not hampered because the heavy data transfer tends to originate at the web server, which transmits the data through the air via CAI's wireless frequencies to individual computer users. For most consumers, the data transmitted back to the web server is modest by comparison, and thus, overall speed of the exchange is not significantly diminished by the telephone return path.

      B. The Company announced on September 20, 1996 that all of its operating subsidiaries would subcontract all of their installation and service work to outside contractors in an effort designed to cut overhead costs and promote safety. The decision by CAI to outsource the installation and service work will result in a company-wide elimination of approximately 54 jobs or 18% of its total workforce.

         This step will allow CAI to reduce the costs associated with these installation and related services, resulting in a substantial savings over time by eliminating associated fixed costs, including vehicles and other equipment, space needs and personnel. CAI has made efforts to have its existing contractors offer employment to all of the employees who will lose their jobs because of this cost-cutting measure, and expects that substantially all of such employees will be placed with these contractors.
















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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


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        SIGNATURE                       TITLE                        DATE

/S/ JAMES P. ASHMAN       Executive Vice President, Chief    September 20, 1996
    James P. Ashman       Financial Officer and Director
                          (Principal Financial Officer)


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